UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2018
INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (973) 924-5100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 12, 2018, Investors Bancorp, Inc. filed proxy material for its Annual Meeting of Stockholders to be held on May 22, 2018.  As disclosed in the Proxy Statement, and effective as of the Annual Meeting, Kevin Cummings, the President and Chief Executive Officer of the Company, has been appointed to serve as Chairman of the Board of Directors. The Proxy Statement incorrectly states that the Chairman of the Board serves as ex officio member of all committees.  Members of committees are those directors appointed by the Board, and the Chairman of the Board does not serve on any committee by reason of his position as Chair.  Only independent directors serve on the Audit, Compensation and Benefits and the Nominating and Corporate Governance Committees of the Board.  Therefore, Mr. Cummings does not and will not serve on these committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: May 8, 2018	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer